SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 7, 2003




               ALPHA HOSPITALITY CORPORATION

     (Exact Name of Registrant as Specified in Charter)





     Delaware                    1-12522                 13-3714474
 (State or other jurisdiction  (Commission File No.)     (IRS Employer
 of incorporation)                                       Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois     60062
    (Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code: (847) 418-3804

Item 5. Other Events


On April 3, 2003, the Cayuga Nation, a New York State based federally recognized Indian Nation (the "Cayuga Nation"), Catskill Development, L.L.C. ("Catskill") and certain of Catskill's affiliates, including a subsidiary of Alpha Hospitality Corporation (the "Company") entered into a series of agreements which provide for the development of a trust land casino adjacent to Monticello Raceway (the "Raceway"). In furtherance of these transactions, the Cayuga Nation is expected to submit a comprehensive trust land application to the Bureau of Indian Affairs within the next few days.

The agreements provide for the development, construction, financing, operation and management of the proposed casino, including certain exclusive rights granted to Catskill and its affiliates. The agreements include; (i) a Land Purchase Agreement ("LPA") and a Shared Facilities Agreement between the Cayuga Catskill Gaming Authority (the "Authority") and Catskill, (ii) a Gaming Facility Management Agreement ("Management Agreement") among the Cayuga Nation, the Authority and Monticello Casino Management, LLC ("MCM") and (iii) a Gaming Facility Development and Construction Agreement ("Development Agreement") among the Cayuga Nation, the Authority and Monticello Raceway Development Company, LLC ("MRD").

The Company currently has approximately a 25% equity interest in Catskill. Under a recent previously announced letter of intent, the Company has agreed in principle to a consolidation with Catskill in a transaction which would result in the current equity holders of Catskill and MRD owning approximately 80% of the equity of the Company and would transfer to the Company full beneficial ownership of Catskill's operations at Monticello Raceway, including all development and management rights with respect to Native American gaming, video lottery terminals and real estate development activities. Under the proposed transaction, the Company is expected to acquire MRD and all of the equity of MCM that it does not currently own and to assume the rights and obligations of Catskill under any agreements with respect to the development, construction and operation of the proposed casino.

Under the LPA, Catskill will convey fee simple title to approximately a thirty-acre site near the Raceway to the United States of America, in trust for the benefit of the Cayuga Nation, at a purchase price of $10,000,000 to be paid by the Authority. Catskill's obligation to deliver the property is subject to certain conditions, including financing and approval of the transaction by the National Indian Gaming Commission and the Bureau of Indian Affairs and the entering into a gaming compact with the State of New York. The closing is required to occur before May 1, 2004.

Under the Development Agreement, the Authority has appointed MRD as its agent and granted it the exclusive right as the Authority's agent to design, engineer, develop, construct, and furnish the casino until the expiration or termination of the Management Agreement. As developer, MRD will be responsible for planning, hiring and supervising the architects, designers, contractors and consultants and the purchasing of equipment, materials and supplies in connection with the development and construction of the casino, subject to certain consent rights of the Authority. MRD is to receive a fee of 5% of total project costs, which costs are subject to a ceiling of $505,000,000, and may include reimbursement to MRD of development costs incurred by MRD and its affiliates in connection with the project.

MCM, the Authority and the Cayuga Nation are the parties to the Management Agreement, which becomes effective upon its approval by the Chairman of the National Indian Gaming Commission. It should be noted that such approval cannot become effective prior to the closing date for the transfer of the site under the LPA. The Management Agreement provides for a monthly management fee to be paid to MCM equal to 35% of the net revenues of the casino as defined by the National Indian Gaming Commission.

MCM has exclusive rights to such management for seven years from the commencement of operations, but has no titled interest to the casino or any right to manage Class II gaming activities at the casino. Subject to the approval of a Business Board selected by the Authority and MCM, MCM is to hire the General Manager for the casino, install systems for monitoring of all funds and approve all expenditures subject to the capital and operating budgets approved by the Business Board. The General Manager must ensure that qualified members of the Cayuga Nation are given preference in recruiting, training and employment.

Under a special letter agreement among the Company, Catskill, and the Cayuga Nation, the parties are to work exclusively with each other to develop the casino and the Cayuga Nation is to receive 300,000 shares of the Company's common stock vesting over a twelve month period. An initial lot of 100,000 shares is to be delivered upon filing of the Land to Trust application. The agreement also provides for Catskill to fund development costs of the Cayuga Nation on a monthly basis and for the Cayuga Nation to participate in the ownership of a to-be-developed hotel within five miles of the Casino by Catskill and/or the Company and its other affiliates. This hotel will be designated as the preferred provider to the proposed casino by the Cayuga Nation. The letter agreement further provides for a reciprocal ten-year option to acquire up to a 33.33% ownership interest in other lodging, entertainment, sports and/or retail facilities, which may be developed or operated within a 15 mile radius of the casino. The special letter agreement will terminate on April 30, 2004, unless the trust land application of the Cayuga Nation and the Management Agreement described below have received the required federal approvals.

All of the provisions of the above agreements relating to the management of the casino are subject to review and approval by the National Indian Gaming Commission and the Secretary of the Interior prior to becoming effective. Pending such approval and as a result of such review, such provisions may be amended or supplemented by the parties.

  To the extent the content of this Form 8K includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that various approvals necessary for consummation of the agreements described herein and required to be obtained from the Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed projects may not be able to be obtained because of credit factors, market conditions or other contingencies,
(iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of the within described agreements (iv) the risk that definitive agreements with Catskill Development LLC and its affiliates are not consummated as contemplated and that the proposed consolidation does not occur,
(v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting the Company as described from time to time in it's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1 Press Release dated April 7, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 7, 2003            ALPHA HOSPITALITY CORPORATION
                                         (Registrant)
                                 By: /s/  Scott A. Kaniewski
                                     Scott A. Kaniewski
                                     Chief Financial Officer

                                                     EXHIBIT 99.1

               ALPHA HOSPITALITY CORPORATION
                   707 Skokie Boulevard
                         Suite 600
                   Northbrook, IL  60062


Contact:
For Alpha Hospitality Corporation:
Charles Degliomini
cdegliomini catskill.net
(646) 495-5253
     For The Cayuga Nation:

  Martin R. Gold

mgold sonnenschein.com
(212) 398-8701                     FOR IMMEDIATE RELEASE


 CAYUGA NATION AND ALPHA HOSPITALITY TO DEVELOP CASINO AT
                    MONTICELLO RACEWAY

Northbrook, Illinois - April 7, 2003 - The Cayuga Nation, a New York State based Nation with federal recognition, and Alpha Hospitality Corporation ("Alpha Hospitality") (NASDAQ:ALHY; BSE:ALH) and its affiliate, Catskill Development LLC, today jointly announced that they have executed agreements to develop a casino adjacent to Monticello Raceway, subject to final state and federal approvals. Located off Route 17 in Sullivan County, New York, Monticello Raceway is just 90 miles from New York City and within 100 miles of over 20 million people.

Cayuga leader, Clint Halftown, stated, "The Cayuga people have been landless and in economic distress for over 200 years. Our people need jobs, housing, education, medical care and the means to keep important links to our culture and our land. The Nation has discussed the prospect of casino gaming in the Catskills for over 2 years. We now have reached a consensus - our time has come." Mr. Halftown also disclosed that the Cayuga Nation would submit a comprehensive trust land application to the Bureau of Indian Affairs later this week.

The agreements provide for the development, construction, financing, operation and management of the proposed casino. In addition to gaming operations, the agreements provide for a joint venture to construct and operate hotels, retail and other support facilities in Sullivan County that will compliment casino operations.

Alpha Hospitality Chairman and CEO Robert Berman said, "This project is poised for quick approval. We will be building on a site that had previously been approved by the Bureau of Indian Affairs for purposes of building a Native American casino."

Martin R. Gold, a partner in the law firm of Sonnenschein Nath and Rosenthal and lead attorney for the Cayuga Nation, said, "We expect to complete the land to trust process and create an economic catalyst that will benefit the Cayuga Nation, the people of Sullivan County as well as the state of New York."

Under a recent letter of intent, Alpha Hospitality is proceeding with a planned consolidation with Catskill Development LLC and its other affiliates. Subject to completion of the transaction, Alpha Hospitality will acquire full beneficial ownership of Catskill's operations at Monticello Raceway, including all development and management rights with respect to Native American gaming, video lottery terminals and real estate development activities.


 To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that various approvals necessary for consummation of the agreements described herein and required to be obtained from the Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed projects may not be able to be obtained because of credit factors, market conditions or other contingencies,
(iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of the within described agreements (iv) the risk that definitive agreements with Catskill Development LLC and its affiliates are not consummated as contemplated and that the proposed consolidation does not occur,
(v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting Alpha Hospitality as described from time to time in it's reports filed with the Securities and Exchange Commission. Alpha Hospitality wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.


                            ###